UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2025 (February 6, 2025)

RENOVORX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40738	27-1448452
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2570 W. El Camino Real, Ste. 320 Mountain View, CA	94040
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 284-4433

4546 El Camino Real, Suite B1, Los Altos, CA 94022

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	RNXT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On February 6, 2025, RenovoRx, Inc., a Delaware corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) by and between the Company and Titan Partners Group LLC, a division of American Capital Partners, LLC, as the sole bookrunner (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter, in a firm commitment underwritten public offering (the “Offering”), 11,523,810 shares of common stock at a public offering price of $1.05 per share, less underwriting discounts and commissions. The Offering is expected to close on or about February 10, 2025, subject to the satisfaction of customary closing conditions.

The Company estimates that the aggregate net proceeds from the Offering will be approximately $10.9 million, after deducting underwriting discounts and estimated offering expenses.

The securities in the Offering are offered by the Company pursuant to a prospectus supplement dated as of February 6, 2025 (the “Prospectus Supplement”), which was filed with the Securities and Exchange Commission (the “SEC”) on February 10, 2025, in connection with a takedown from the Company’s effective shelf registration statement on Form S-3, which was initially filed with the SEC on November 10, 2022, and subsequently declared effective on November 21, 2022 (No. 333-268302) (the “Registration Statement”).

The Company agreed to issue to the Underwriter warrants (the “Underwriter Warrant”) to purchase 576,191 shares of common stock, which such warrant is exercisable commencing six (6) months after the closing date of the Offering, and will be exercisable for a period of five years from the date of issuance, at an exercise price of $1.21 per share. The material terms of the Offering are described in the Registration Statement and the Prospectus Supplement. The Underwriting Agreement contains customary representations, warranties and agreements, including a 45-day standstill provision pursuant to which the Company will be prohibited (subject to customary exceptions) from issuing new securities. The Company also agreed in the Underwriting Agreement to indemnify the Underwriter against certain liabilities.

The foregoing descriptions of the Underwriting Agreement and Underwriter Warrant are not complete and are qualified in their entirety by reference to the full text of the Underwriting Agreement and Underwriter Warrant, copies of which are filed as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

The legal opinion and consent of Ellenoff Grossman & Schole LLP relating to the securities is filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 8.01 Other Events.

On February 6, 2025, the Company issued two press releases, the first announcing that it had commenced the Offering and the second announcing the pricing of the Offering. Copies of these press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated February 6, 2025, by and between RenovoRx, Inc. and Titan Partners Group LLC, a division of American Capital Partners, LLC.
4.1	Form of Underwriter Warrant.
5.1	Opinion of Ellenoff Grossman & Schole LLP.
23.1	Consent of Ellenoff Grossman & Schole LLP (included in Exhibit 5.1).
99.1	Press Release, dated February 6, 2025, regarding commencement of the Offering.
99.2	Press Release, dated February 6, 2025, regarding pricing of the Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RENOVORX, INC.
Date:	February 10, 2025

		By:	/s/ Shaun R. Bagai
		Name:	Shaun R. Bagai
		Title:	Chief Executive Officer